SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                    [X]
Filed by a party other than the Registrant [_]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[_] Confidential. For use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-12


                        SYSCOMM INTERNATIONAL CORPORATION
                  --------------------------------------------
                (Name of Registrant as specified in its charter)


                  --------------------------------------------
    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                                [OBJECT OMITTED]

David A. Loppert
Chief Executive Officer

                               February 28, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders, which will be held on March 29, 2001, at 10:00 AM Eastern Time, at the DoubleTree Hotel-Palm Beach Gardens 4431 PGA Boulevard, Palm Beach Gardens, Florida 33410.

     The enclosed notice of meeting identifies each business item for your action. These items and the vote the Board of Directors recommends are:

                                    Item                                            Recommended Vote
-----------------------------------------------------------------------------    ----------------------

1.   Ratification of appointment of the Directors;                                        FOR

2.   Approval  of  amendment  to  Amended  and   Restated   Certificate   of              FOR
     Incorporation to increase the number of authorized shares of stock;

3.   Ratification  of  Albrecht,   Viggiano,  Zureck  &  Company,  P.C.,  as              FOR
     independent auditors; and

4.   Approval of the SysComm  International  Corporation 2001 Flexible Stock              FOR
     Plan.

     We have also included a Proxy Statement that contains more information about these items and the Meeting. Please give all of this information your careful attention.

     The Board of Directors has fixed February 19, 2001, at the close of business as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's common stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     The Company will make available a list of holders of record of the Company's Common Stock as of the close of business on February 19, 2001, for inspection during normal business hours at the offices of the Company, 20 Precision Drive, Shirley, New York 11967 for ten business days prior to the Meeting. This list will also be available at the Meeting.

     If you plan to attend the Meeting, please mark the appropriate box on your proxy card to help us plan for the Meeting. You will need an admission card to attend the Meeting, which you can obtain as follows:

     o If your shares are registered in your name, you are a shareholder of record. Your admission card is attached to your proxy card, and you will need to bring it with you to the meeting.

     o If your shares are in the name of your broker or bank, your shares are held in street name. You will need to check the box on the proxy card stating that you will be attending the meeting, or ask your broker or bank for an admission card in the form of a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

     Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written proxy card. Many shareholders also can vote by proxy via touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card, or via the internet using the instructions on your proxy card. In addition, shareholders may vote in person at the meeting, as described above.

     EACH SHAREHOLDER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, USING THE TELEPHONE VOTING SYSTEM, OR ACCESSING THE WORLD WIDE WEB SITE INDICATED ON YOUR PROXY CARD TO VOTE VIA THE INTERNET. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                Sincerely,




                                DAVID A. LOPPERT

                                [OBJECT OMITTED]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF
     SYSCOMM INTERNATIONAL CORPORATION:


     The Annual Meeting of Shareholders of SysComm International Corporation, a Delaware corporation (the "Company"), will be held at the DoubleTree Hotel-Palm Beach Gardens 4431 PGA Boulevard, Palm Beach Gardens, Florida 33410, on March 29, 2001, at 10:00 AM Eastern Time, for the following purposes:

1. To ratify the appointment of the persons listed herein as Directors of the Company;

2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of stock;

3. To ratify the appointment of Albrecht, Viggiano, Zureck & Company, P.C., as independent auditors of the Company to serve for the calendar year ending September 30, 2001;

4.   To approve the SysComm International  Corporation 2001 Flexible Stock Plan;
     and

5. To transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed February 19, 2001, as the record date for the meeting. This means that owners of the Company's Common Stock at the close of business on that date are entitled to (1) receive notice of the meeting and
(2) vote at the meeting and any adjournments or postponements of the meeting. The Company will make available a list of holders of record of the Company's Common Stock as of the close of business on February 19, 2001, for inspection during normal business hours at the offices of the Company, 20 Precision Drive, Shirley, New York 11967 for ten business days prior to the meeting. This list will also be available at the meeting.

                                             By Order of the Board of Directors





                                             MICHAEL KRAWITZ
                                             Secretary

Shirley, New York
February 28, 2001

                                [OBJECT OMITTED]


                               20 Precision Drive
                             Shirley, New York 11967


                                                               February 28, 2001


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 29, 2001

     The Board of Directors of SysComm International Corporation, a Delaware corporation (the "Company"), furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the Annual Meeting of Shareholders of the Company. The meeting will be held at the DoubleTree Hotel-Palm Beach Gardens
4431 PGA Boulevard, Palm Beach Gardens, Florida 33410, on March 29, 2001, at 10:00 AM Eastern Time, subject to adjournment or postponement thereof (the "Meeting"). The proxies also may be voted at any adjournments or postponements of the Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed to the shareholders of the Company on or about March 7, 2001.

   Change of Control

     On December 14, 2000, pursuant to the terms of a Stock Purchase Agreement, as amended, between the selling shareholders described below and Applied Digital Solutions, Inc., a Missouri corporation, Applied Digital Solutions acquired approximately 55% of the Company's issued and outstanding common shares, resulting in a change in control of the Company. Shares of the Company's common stock were sold to Applied Digital Solutions by the following persons and in the following amounts:

            Selling Shareholders           Number of Shares Held      Percent Ownership
     ---------------------------------- --------------------------- ---------------------
     John H. Spielberger                         1,920,000                41%
     Catherine Spielberger                          50,000                 1%
     Bearpen Limited Partnership                   600,000                13%
     ---------------------------------- --------------------------- ---------------------
     Total                                       2,570,000                55%
     ================================== =========================== =====================

     Applied Digital Solutions acquired the shares listed above for $4.5 million by issuing approximately 1.7 million shares of its common stock, valued at approximately $2.75 million, to the selling shareholders listed above and upon payment of an aggregate amount of cash equal to approximately $1.75 million to the selling shareholders listed above.

     As a condition to the closing of the transaction, John H. Spielberger, John
C. Spielberger, Lee Adams and Cornelia Eldridge resigned as officers and/or directors of the Company. Garrett A. Sullivan, David A. Loppert and Anat Ebenstein were appointed to fill the vacancies on the board of directors created by such resignations, and the following persons become the officers of the
Company:

     David A. Loppert             Chief Executive Officer, Assistant Secretary
                                        and Assistant Treasurer
     Anat Ebenstein               President, Chief Operating Officer
     Michael Krawitz              Vice President, Secretary
     J. Robert Patterson          Vice President, Chief Financial Officer and
                                        Treasurer
     John C. Spielberger          Vice President, Sales and Marketing

   Voting and Revocability of Proxies

     All properly executed written proxies and all properly completed proxies voted by telephone or via the internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the Meeting in accordance with the instructions of the shareholder. Below is a list of the different votes shareholders may cast at the Meeting pursuant to his solicitation.

     In voting on the ratification of the appointment of Garrett A. Sullivan and David A. Loppert as Directors of the Company to serve until the 2004 Annual Meeting of Shareholders, the ratification of the appointment of Anat Ebenstein, Charles L. Doherty and Scott Silverman as Directors of the Company to serve until the 2003 Annual Meeting of Shareholders and the ratification of the appointment of Ashok Rametra and Donald H. Swift as Directors of the Company to serve until the 2002 Annual Meeting of Shareholders, shareholders may vote in one of the three following ways:

     1.   in favor of all appointees,

     2.   withhold votes as to all appointees, or

     3.   withhold votes as to specific appointees.

     In voting on the approval of an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of stock, the ratification of the appointment of Albrecht, Viggiano, Zureck & Company, P.C., as independent auditors of the Company to serve for the calendar year ending September 30, 2001 and the approval of the 2001 Flexible Stock Plan, shareholders may vote in one of the three following ways:

     1.   in favor of the item,

     2.   against the item, or

     3.   abstain from voting on the item.

     Shareholders should specify their choice for each matter on the enclosed form of proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the appointment of the directors as set forth herein, FOR approval of an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of stock, FOR ratification of the appointment of Albrecht, Viggiano, Zureck & Company, P.C., and FOR approval of the 2001 Flexible Stock Plan.

     In addition, if other matters come before the Meeting, the persons named in the accompanying form of Proxy will vote in accordance with their best judgment with respect to such matters. A shareholder submitting a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Meeting, by giving written notice to the Company's Secretary bearing a later date than the proxy or by giving a later dated proxy. Any written notice revoking a proxy should be sent to: ADP Investor Communication Services, Inc., P. O. Box 9079, Farmingdale, NY 11735-9769. Proxies signed by brokers with no further statements indicated on the proxy and shares as to which proxy authority has been withheld with respect to any matter will be counted for quorum and for purposes of determining the number of shares entitled to vote on a matter. Broker non-votes (proxies where the broker has added statements such as "non-vote," "no vote" or "do not vote") are not counted for quorum or for purposes of determining the number of shares entitled to vote on a matter. The presence in person or by proxy of the holders of the shares representing a majority of all outstanding shares will constitute a quorum. Approval of all the items will require the favorable vote of a majority of the shares represented and entitled to vote at the Meeting.

     The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm their instructions have been properly recorded. Specific instructions to be followed by shareholders interested in voting via the telephone or the internet are set forth on the proxy card. If the proxy card does not contain these instructions, these options are not available.

   Record Date and Share Ownership

     Owners of record of shares of the Company's Common Stock at the close of business on February 19, 2001 (the "Record Date") will be entitled to vote at the Meeting or adjournments or postponements thereof. Each owner of record of the Company's Common Stock on the Record Date is entitled to one vote for each share of Common Stock so held.

     As of the close of business on February 19, 2001, there were 4,894,183 shares of Common Stock outstanding entitled to vote at the Meeting (all such shares being referred to herein as the "shares" and all holders thereof being referred to as the "shareholders" of the Company). A majority of the shares must be present, in person or by proxy, to conduct business at the Meeting.

                              ELECTION OF DIRECTORS

                                    (Item 1)

   Board of Directors

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three (3) classes, with each class consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board. The Company's Board of Directors presently consists of seven (7) members recently appointed in connection with the Change of Control referred to above with two (2) members in each of Class I and Class III and three (3) members in Class II. Each Class is elected for a term of three years. The term of office of the Class I, II and III directors is scheduled to expire at the 2002, 2003 and 2004 annual meeting of shareholders, respectively. At each annual meeting, directors are elected to succeed those in the class whose term expires at that annual meeting. Such newly elected directors hold office until the third succeeding annual meeting and the election and qualification of their respective successors.

     Each of the nominees for election as a director has advised the Company of his or her willingness to serve as a director and management believes that each nominee will be able to serve. If any nominee becomes unavailable, proxies may be voted for the election of such person or persons who may be designated by the Board of Directors.

     Cumulative voting does not apply in the election of Directors. Unless otherwise indicated, the shares represented by this proxy will be voted for each appointee named below. Should any one or more of these appointees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, appoint substitute members, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named appointees for the election of such substitute appointee or appointees.

     The following table sets forth certain information with respect to the nominees for election as directors, and the term for which they will serve in their respective class:

                                                                                             Year
                                                                                             Term
      Name              Age                Position           Position Held Since   Class   Expires
--------------------- ------- ------------------------------ --------------------- ------- ----------

Garrett A. Sullivan      66   Chairman of the Board of         December 2000         III      2004
                                Directors

David A. Loppert         46   Director, Chief Executive        December 2000         III      2004
                                Officer

Anat Ebenstein           37   Director, President and Chief    December 2000         II       2003
                                Officer

Charles L. Doherty       65   Director                         January 2001          II       2003

Ashok Rametra            48   Director                         January 2001           I       2002

Scott Silverman          36   Director                         January 2001          II       2003

Donald H. Swift          76   Director                         January 2001           I       2002

   Recommendation of the Board of Directors Concerning the Election of Directors

     The Board of  Directors  of the  Company  recommends  a vote FOR Garrett A.
Sullivan and FOR David A. Loppert, each to hold office until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified. The Board of Directors recommends and a vote FOR Anat Ebenstein, FOR Charles L. Doherty and FOR Scott Silverman to hold office until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified. In addition, the Board of Directors recommends and a vote FOR Ashok Rametra and FOR Donald H. Swift to hold office until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR all of the appointees unless shareholders specify a contrary choice in their proxy.

     Garrett A. Sullivan: Mr. Sullivan was named Chairman and appointed to the Board of Directors of the Company in December 2000. He was named Chairman of the Compensation Committee and a member of the Executive Committee in January 2001. He is Vice Chairman of and was, until January 2001, President and Chief Operating Officer of Applied Digital Solutions, Inc., positions he held since March 1995. He was elected to the Board of Directors of Applied Digital Solutions, Inc. in August 1995. He was acting secretary of Applied Digital Solutions, Inc. from March 1995 to March 1996 and acting Chief Financial Officer from March 1995 to February 1997. From 1993 to 1994 he was an Executive Vice President of Envirobusiness, Inc. From 1988 to 1993, he served as president and chief operating officer of two companies in the electronics and chemical industries which were owned by Philips North America. He was previously a partner in The Bay Group, a merger and acquisition firm in New Hampshire, from 1988 to 1993. From 1981 to 1988, Mr. Sullivan was President of Granada Hospital Group, Burlington, Massachusetts. He earned a Bachelor of Arts degree from Boston University in 1960 and an MBA from Harvard University in 1962

     David A. Loppert: Mr. Loppert joined the Company as Chief Executive Officer and was appointed to the Board of Directors of the Company in December 2000 . He is also a member of the Executive Committee. He was Vice President, Chief Financial Officer and Assistant Secretary of, Applied Digital Solutions, Inc. which he joined in February 1997. From 1996 to 1997, Mr. Loppert was Chief Financial Officer of Bingo Brain, Inc. From 1994 to 1996, he was Chief Financial Officer of both C.T.A. America, Inc., and Ricochet International, L.L.C. Prior to that he was Senior Vice President, Acquisitions and Due Diligence, of Associated Financial Corporation. Mr. Loppert started his financial career with Price Waterhouse in 1978, in Johannesburg, South Africa, before moving to their Los Angeles Office in 1980 where he rose to the position of Senior Manager. He holds Bachelor degrees in both Accounting and Commerce, as well as a Higher

Diploma  in  Accounting,   all  from  the   University  of  the   Witwatersrand,
Johannesburg. Mr. Loppert was designated a Chartered Accountant (South Africa) in 1980.

     Anat Ebenstein: Ms. Ebenstein joined the Company as President and Chief Operating Officer and was appointed to the Board of Directors of the Company in December 2000 . She is also a member of the Executive Committee. Since 1999, Ms. Ebenstein has served as President of Applied Digital Solutions' Network Division, an IT services solutions provider comprised of computer hardware, system integration services and consulting firms. She has served as President of Information Products Center, Inc., acquired by the Company on December 14, 2000, since 1992.

     Charles L. Doherty: Mr. Doherty was appointed to the Board in January 2001 and named Chairman of the Audit Committee. He works pro bono as a financial consultant to a variety of non profit organizations. From 1988 to 1995 he was Executive Vice President of Finance and Administration for Granada North America. Prior to that he served as a financial executive of entities subsequently acquired by Granada. Mr. Doherty earned both his Bachelor of Science degree in Accounting and his MBA in Finance from Boston College, MA.

     Ashok Rametra: Ashok (Tony) Rametra was appointed to the Board and to the Audit Committee in January 2001. Since January 1999, Mr. Rametra has served as President and Director of ATEC Group, Inc, Albany, New York. From June 1994 to January 1999, Mr. Rametra was the Treasurer, Chief Financial Officer and Director of ATEC. From June 1994 to March 1995, Mr. Rametra served as ATEC's president. Prior to 1994, Mr. Rametra was the president of a subsidiary of ATEC. Mr. Rametra earned a Bachelor of Science Degree from St. Johns University, Queens, New York in Accounting in 1980.

     Scott R. Silverman: Mr. Silverman was appointed to the Board and to the Compensation Committee in January 2001. Since October 1999, Mr. Silverman has been President of Millennium Capital Consultants, Inc. From December 1997 to October 1999, Mr. Silverman was Senior Vice President of Applied Digital Solution, Inc. From 1995 to 1997 Mr. Silverman served as both President and Vice President/Corporate Counsel of ATI Communications, a subsidiary of Applied Digital Solutions. Mr. Silverman is a licensed attorney in the states of Pennsylvania and New Jersey. From 1989 to 1995 he practiced law in the Philadelphia and South Jersey areas, specializing in commercial litigation and communications law. Mr. Silverman graduated from the University of Pennsylvania in 1985 and Villanova University School of Law in 1988.

     Donald H. Swift: Mr. Swift was appointed to the Board and to the Audit and Compensation Committees in January 2001. From 1988 until January 2000, Mr. Swift served as Chairman and Chief Executive Officer of TigerTel Services, Inc., a Canadian publicly traded company which he founded in 1988. Prior thereto, Mr. Swift served as President and Chief Executive Officer of Better Business Communications Inc., which was ultimately acquired by Maclean Hunter Ltd., a large Canadian communications company. Mr. Swift has had a distinguished career in the communications industry and was responsible for the development and implementation of the first nationally networked voice messaging service in Canada.

     The Company's By-Laws provide that the Company shall indemnify each Director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware.

     The Company carries insurance providing for indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. To date, no sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

   Directorships

     Mr.  Sullivan  is a director  of Applied  Digital  Solutions,  Inc.(NASDAQ:
ADSX). Mr. Loppert, Mr. Rametra and Mr. Silverman are directors of ATEC Group, Inc. (AMEX: TEC). No other director holds directorships in any other company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

   Board Committees and Meetings

     The Company has standing Executive, Audit and Compensation Committees of the Board of Directors. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. The members of the committees are identified with the list of Board nominees on the preceding pages.

     The Executive Committee was established by the Board in January 2001. The Executive Committee possesses all of the powers of the Board except the power to issue stock, approve mergers with nonaffiliated corporations or declare dividends (except at a rate or in a periodic amount or within a price range established by the Board), and certain other powers specifically reserved by Delaware law to the Board.

     The function of the Audit Committee is to recommend annually to the Board of Directors the appointment of the independent accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent accountants, review and approve non-audit services of the independent accountants, review compliance with existing major accounting and financial policies of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. The Audit Committee held 1 meeting during the fiscal year ended September 30, 2000.

     The function of the Compensation Committee is to make recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's executives and employees. The Compensation Committee held 1 meeting and acted by written consent once during the fiscal year ended September 30, 2000.

     The Board of Directors held 2 meetings during the fiscal year ended September 30, 2000. During the year, all Directors attended 75% or more of the Board of Directors' meetings and the Board Committees to which they were assigned.

   Ownership of Equity Securities in the Company

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock by each director and by each executive officer and by all the directors and executive officers as a group as of February 19, 2001:


                                      Aggregate Number of Shares            Percent of
           Name                          Beneficially Owned            Outstanding Shares
--------------------------------   --------------------------------   --------------------
Garrett A. Sullivan (1)                       25,000        (4)                 *
David A. Loppert (1)                          44,100        (4)                 *
Anat Ebenstein (1)                              --                              *
Michael Krawitz (1)                             --                              *
J. Robert Patterson (1)                         --                              *
John C. Spielberger (2)                       23,267        (4)                 *
John H. Spielberger (3)                        2,250        (4)                 *
Cornelia Eldridge (2)                         33,750        (4)                 *
Lee Adams (2)                                 99,850        (4)               2.1%
Lawrence S. Brochin (2)                       25,000        (4)                 *
All  Directors and Executive
   Officers as a Group (10)                  253,217        (4)               5.4%

-----------------------------------------

* Represents less than 1% of the issued and outstanding shares of Common Stock of the Company.

(1)  Appointed an officer and/or director on December 14, 2000.

(2)  Resigned as a director effective as of December 14, 2000.

(3)  Resigned as an officer and director effective as of December 14, 2000.

(4) This table includes presently exercisable options. The following directors and executive officers hold the number of exercisable options, as of December 31, 2000, set forth following their respective names: Garrett A. Sullivan - 0; David A. Loppert - 0; Anat Ebenstein - 0; John C. Spielberger
     - 11,500;  John H.  Spielberger - 2,250;  Cornelia  Eldridge - 33,750;  Lee
     Adams - 63,750; Lawrence S. Brochin - 25,000; and all directors and executive officers as a group - 136,250.


Principal Shareholders

     Set forth in the table below is information as of February 19, 2001 with respect to persons known to the Company (other than the directors and executive officers shown in the preceding table) to be the beneficial owners of more than five percent of the Company's issued and outstanding Common Stock:


                                        Number of Shares
      Name and Address                 Beneficially Owned        Percent Of Class
------------------------------------ ------------------------ ----------------------
Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida  33480                 2,570,000 (1)                54.7%

--------------------------------------------

(1) Based on Schedule 13D filed with the Securities and Exchange Commission on December 26, 2000. Applied Digital Solutions, Inc., a Missouri corporation, has sole voting and dispositive power as to 2,570,000 shares.


     On December 14, 2000, pursuant to the terms of a Stock Purchase Agreement between certain former shareholders and Applied Digital Solutions, Applied Digital Solutions acquired approximately 55% of the issued and outstanding common shares of the Company, resulting in a change in control of the Company. Shares of the Company's common stock were sold by John H. Spielberger, Catherine Spielberger and Bearpen Limited Partnership for $4.5 million, consisting of approximately 1.7 million shares of Applied Digital Solutions common stock, valued at approximately $2.75 million, and approximately $1.75 million in cash.

   Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the officers and directors of the Company and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of all such reports to the Company. We believe that, based upon a review of filings with the Securities and Exchange Commission, that all of our directors and executive officers complied during fiscal 2000 with the reporting requirements of Section 16(a) of the Exchange Act.

   Report of the Audit Committee

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

     In January 2001 the Board of Directors approved an updated charter for the Committee. The complete text of the new charter, which reflects standards set forth in new Securities and Exchange Commission regulations and Nasdaq rules, is reproduced in Appendix A to this proxy statement. In conjunction with the Change of Control referred to above, a new Audit Committee was elected by the Board of Directors on January 16, 2001. The directors who were appointed to serve on the Audit Committee are all "Independent" for purposes of the Nasdaq's listing standards. That is, the Board of Directors has determined that none of the Audit Committee Members has a relationship with the Company that may interfere with such members independence from the Company and its management.

     As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

     o first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

     o second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No.
          1); and

     o third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing program.

     The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter.

To carry out its responsibilities, the former members of the Audit Committee, all of whom resigned as directors on December 14, 2000, met once during fiscal 2000.

     In overseeing the preparation of the Company's financial statements, the "predecessor" Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. At that time management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     With respect to the Company's outside auditors, the incoming Committee, among other things, has discussed with Albrecht, Viggiano, Zureck & Company, P.C. matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Finally, the Executive Committee is in the process of establishing an internal auditing program and which, once implemented, the Audit Committee will monitor the scope and adequacy of, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

     On the basis of these reviews and discussions, the Board of Directors approved the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission.

Report of the Compensation Committee

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

   Compensation Committee of the Board

     The  Compensation  Committee  is  composed of 3  non-employee,  independent
members  of  the  Board  of  Directors.  It  is  the  Compensation   Committee's
responsibility to review, recommend and approve changes to the Company's compensation policies and programs. It is also the Committee's responsibility to review and approve all compensation actions for the executive officers of the Company and various other Company compensation policies and matters and administer the Company's 1998 Stock Option Plan, including the review and approval of stock option grants to the executive officers of the Company, its 1999 Employee Stock Purchase Plan and its 401(k) Plan.

   General Compensation Philosophy

     The Committee focuses on compensating Company executives on a competitive basis with other comparably sized and managed companies, in a manner consistent and supportive of overall Company objectives, and through a compensation plan which balances the long-term and short-term strategic initiatives of the Company. The Committee intends that the Company's executive compensation program will:

     1.   Reward   executives  for  strategic   management  and  enhancement  of
          shareholder value;

     2.   Reflect each executive's success at resolving key operational issues;

     3.   Facilitate both the short-term and long-term planning process; and

     4. Attract and retain key executives believed to be critical to the long-term success of the Company.

   Setting Executive Compensation

     The Company's compensation program for executive officers generally consists of a fixed base salary, performance-related annual bonus awards and long-term incentive compensation in the form of stock options. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company.

     In reviewing the Company and executives' performance over the past fiscal year, the Committee took into consideration, among other things, the following performance factors in making its compensation recommendations: revenues, net income and cash flow. The Company's executive compensation programs are designed to enable the Company to attract, retain and motivate the executives of the Company and its subsidiaries. The Company's general compensation philosophy is that total cash compensation should vary with the performance of the Company in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of shareholders. Total cash compensation for the majority of the Company's employees, including its executive officers, includes a base salary and a cash bonus based on the profitability of the Company and its individual subsidiaries. Long-term incentive compensation is realized through the granting of stock options to most employees, at the discretion of the presidents of the Company's divisions, as well as eligible executive officers.

   Base Salary

     Base salary for the Company's executives is intended to provide competitive remuneration for services provided to the Company over a one (1) year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company.

   Short-Term Incentives

     Short-term incentives are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to a specific year's performance, the Committee understands and accepts that such payments may vary considerably from one year to the next. The Company's bonus program ties executive compensation directly back to the annual performance of both the individual executive and the Company overall. Through this program, in the fiscal year ended September 30, 2000, the actual bonus payment paid to any of the Named Executives was derived from specific measures of Company and individual performance. The actual annual bonus awards paid to Named Executives were based on the terms established in their employment agreements.

   Long-Term Incentives

     In light of the Company's performance during the past fiscal year, the Company declined to award the Named Executives any stock option grants, deciding that such grants would be contrary to the Company's commitment to enhance shareholder value.

   Chief Executive Officer

     Through September 30, 1999, Mr. John H. Spielberger, former Chief Executive Officer, was compensated under a previously disclosed employment agreement between himself and the Company, which agreement expired by its terms at the close of fiscal 1999. This contract established the minimum levels of compensation which were to be paid to Mr. Spielberger by the Company. During the fiscal year-ended September 30, 2000 Mr. Spielberger's compensation was set at $140,000 and he was awarded a bonus of $12,500.

   Stock Option Plans

     1998 Stock Option Plan.

     On February 24, 1998, the shareholders approved a stock option plan (the "1998 Plan") as a successor to the expiring 1988 Plan. As of September 30, 2000, 309,000 options were granted under the 1998 Plan. The 1998 Plan currently has 1,000,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) ISOs or (ii) non-qualified stock options. ISOs may be granted under the 1998 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     The purpose of the 1998 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The 1998 Plan is administered by the Compensation Committee. The Committee, within the limitations of the 1998 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on the shares subject to options. Options granted under the 1998 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of the grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person and exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 1998 Plan will terminate in February, 2008; however, options granted under the 1998 Plan will expire not more than ten (10) years from the date of grant. Options granted under the 1998 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

     1999 Employee Stock Purchase Plan.

     On January 28, 1999, the shareholders approved the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan has 200,000 shares of Common Stock reserved for issuance upon purchase by the Company's employees. The Purchase Plan provides eligible employees of the Company and its designated subsidiaries with an opportunity to acquire an interest in the future of the Company.

     The purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions, and give them a greater personal interest in the success of the Company. The Purchase Plan is administered by the Board of Directors of the Company, which, within the limitations set forth in the Purchase Plan, determines the persons who may purchase shares of Common Stock, the number of shares to be sold, the time, manner and form of payment, and whether restrictions are to be imposed on the shares subject to purchase. The Purchase Plan provides eligible employees an opportunity to purchase shares of Common Stock through payroll deductions during two offering periods: October 1 through March 31 and April 1 through September 30. At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each pay day during the offering period in an amount not exceeding ten (10%) percent of the compensation he receives each pay day during the offering period. All payroll deductions made for participants in the Purchase Plan are credited to the employee's account under the Purchase Plan and are withheld in whole percentages only. A participant may discontinue his participation in the Purchase Plan under certain circumstances, or may increase or decrease the rate of his payroll deductions during the offering period. The purchase price per share is an amount equal to eighty-five (85%) percent of the fair market value of a share of Common Stock on the first or last day of the offering period, whichever is lower. The aggregate number of shares purchased by an employee may not exceed a number of shares determined by dividing Twelve Thousand Five Hundred ($12,500) Dollars by the fair market value of a share of the Company's Common Stock on the first day of the offering period. The Purchase Plan expires by its terms on December 17, 2008.

   401(k) Plan

     On January 1, 1994, the Company adopted a 401(k) savings plan for the benefit of all eligible employees. All employees as of the effective date of the 401(k) plan became eligible to participate. An employee who became employed after January 1, 1994 would become a participant after the completion of six (6) months of service and attainment of twenty (20) years of age. Under the 401(k) plan, participants may elect to contribute from their compensation any amount up to the maximum deferral allowed by the Internal Revenue Code. Company contributions are discretionary and the Company may make optional contributions for any plan year at its discretion. During the fiscal years ended September 30, 2000, 1999 and 1998, the Company recorded 401(k) costs totaling $7,796, $21,411 and $19,945, respectively.

     The Board of Directors is pleased to submit this report to the shareholders with regard to the above matters.

   Compensation Committee Interlocks and Insider Participation in Compensation
     Decisions

     Prior to the Company's initial public offering in June 1997, the Company did not have a Compensation Committee of its Board of Directors. In June 1997, the Company formed a Compensation Committee. Prior to the formation of the Compensation Committee, decisions regarding compensation were made by John H. Spielberger, the Company's former Chairman, President and Chief Executive Officer, including entering into a two (2) year employment agreement between himself and the Company, which agreement became effective June 17, 1997 and expired by its terms on September 30, 1999. No new employment agreements have been entered into between the Company and any executive officer. During the Company's fiscal years ended September 30, 1998, 1999 and 2000, the Compensation Committee made all decisions concerning compensation of executive officers.

   Executive Compensation

     The following table sets forth the compensation paid or accrued by the Company during each of the three fiscal years ended September 30, 2000 to the Company's Chief Executive Officer and the three most highly paid Executive Officers whose total cash compensation for such periods exceeded $100,000 (the "Named Executives"):


                                             Summary Compensation Table

                                                                                          Long-Term Compensation
                                                                                     --------------------------------
                                                Annual Compensation                          Awards           Payouts
                                        ------------------------------------------   ----------------------  --------
                                                                                      Restricted
                                                                       Other Annual     Stock      Options/    LTIP     All Other
      Name and Principal                         Salary                   Compen-     Awards ($)     SAR's    Payouts    Compen-
           Position                     Year       ($)      Bonus ($)   sation ($)       ($)         (#)        (#)     sation ($)
-------------------------------------  ------   --------    ---------   ----------   ----------   ---------  --------  -----------

David A. Loppert (1)                    2000    $     --    $     --    $     --       $     --      --         --      $     --
  Director, Chief Executive             1999          --          --          --             --      --         --            --
  Officer                               1998          --          --          --             --      --         --            --

Anat Ebenstein (1)                      2000          --          --          --             --      --         --            --
  Director, President,                  1999          --          --          --             --      --         --            --
  Chief Operating Officer               1998          --          --          --             --      --         --            --

John H. Spielberger (2)                 2000     140,000      12,500      26,427(3)          --      --         --            --
  Former Chairman, President            1999     126,000      42,219      26,427(3)          --      --         --            --
  and Chief Executive Officer           1998     157,333      15,204      30,069(4)          --      --         --            --

Dennis R. Wilson (5)                    2000       2,146          --          --             --      --         --            --
  Former Vice President, Chief          1999     117,500      15,000          --             --      --         --            --
  Financial Officer & Secretary         1998     137,667          --          --             --      --         --            --

Thomas J. Baehr (6)                     2000          --          --          --             --      --         --            --
  Former Vice President and             1999      90,728      42,219       1,722             --      --         --            --
  Director                              1998     160,000      15,204          --             --      --         --            --

Norman M. Gaffney (7)                   2000          --          --          --             --      --         --            --
  Former Vice President and             1999     136,813          --          --             --      --         --            --
  Director                              1998     140,000     112,225          --             --      --         --            --

--------------------------------

(1)  Joined the Company on December 14, 2000.

(2) Resigned as an officer and director of the Company and its subsidiary effective December 14, 2000.

(3) Consists of expenses for a Company car ($719) and life insurance premiums ($25,708).

(4) Consists of expenses for a Company car ($719), life insurance premiums ($28,300), and administration fees on pension plan ($1,050).

(5) Resigned as an officer and director of the Company and its subsidiary effective September 24, 1999.

(6) Resigned as an officer and director of the Company and its subsidiary effective May 28, 1999.

(7) Resigned as an officer and director of the Company and its subsidiary effective May 25, 1999.


   Option Grants in Last Fiscal Year

     The following table contains information concerning the Company's grant of Stock Options under the Company's 1998 Stock Option Plan to the named executive officers during 2000:

                                              Individual Grants
                      ------------------------------------------------------------------
                            Number of          % of Total
                           Securities       Options Granted    Exercise
                       Underlying Options   to Employees in     Price                       Grant Date Present
        Name             Granted (#) (1)         2000           ($/Sh)    Expiration Date     Value ($) (2)
--------------------   ------------------   ---------------    --------   ---------------   ------------------
David A. Loppert                   --                --%       $   --                 --        $   --
Anat Ebenstein                     --                --            --                 --            --
John H. Spielberger                --                --            --                 --            --
Dennis R. Wilson                   --                --            --                 --            --
Thomas J. Baehr                    --                --            --                 --            --
Norman M. Gaffney                  --                --            --                 --            --
John C. Spielberger            10,000               6.5         0.875     August 3, 2005         5,900

----------------------
(1) Options granted under the 1998 Non-Qualified Stock Option Plan were granted at an exercise price equal to the fair market value of the Company's common shares on the grant date. These options are exercisable on the grant date.

(2) Based on the grant date present value of $0.59 per option share which was derived using the Black-Scholes option pricing model in accordance with rules and regulations of the Securities Exchange Commission and not intended to forecast future appreciation of the Company's common share price. The Black-Scholes model was used with the following assumptions: dividend yield of 0%; expected volatility of 110%; risk-free interest rate of 5.83% - 6.22%; and expected lives of 4.13 years - 4.84 years.


   Aggregate Option Exercises in Last Fiscal Year and Year-End Values

     The following table sets forth information concerning the exercise of stock options by the Named Executives during the Company's fiscal year ended September 30, 2000, the number of options owned by the Named Executives and the value of any in-the-money unexercised stock options as of September 30, 2000.



                                           AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                                                                      Value of Unexercised
                                                                        Number of Unexercised               In-the-Money
                                Shares Acquired          Value                 Options                       Options at
          Name                 (on Exercise (#))      Received ($)     at Fiscal Year End (#)        Fiscal Year End ($) (1)
------------------------       -----------------      ------------   ---------------------------   ---------------------------
                                                                     Exercisable   Unexercisable   Exercisable   Unexercisable
                                                                     -----------   -------------   -----------   -------------
David A. Loppert (2)                    --                 $--         $    --        $ --             $--         $--
Anat Ebenstein  (2)                     --                  --              --          --              --          --
John H. Spielberger (3)                 --                  --           2,250         750              --          --
Dennis R. Wilson  (4)                   --                  --              --          --              --          --
Thomas J. Baehr  (5)                    --                  --              --          --              --          --
Norman M. Gaffney  (6)                  --                  --              --          --              --          --
John C. Spielberger  (7)                --                  --          11,500         500              --          --


---------------------------------

(1) The value of the unexercised in-the-money options at September 30, 2000 assumes a fair market value of $0.72, the closing price of the Company's Common Stock as reported on the Nasdaq Small Cap Stock Market on September 30, 2000. The values shown are net of the option exercise price, but do not include deduction for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

(2)  Joined the Company on December 14, 2000.

(3) Resigned as an officer and director of the Company and its subsidiary effective December 14, 2000.

                                       14


(4) Resigned as an officer and director of the Company and its subsidiary effective September 24, 1999.

(5) Resigned as an officer and director of the Company and its subsidiary effective May 28, 1999.

(6) Resigned as an officer and director of the Company and its subsidiary effective May 25, 1999.

(7)  Appointed Vice President, Sales and Marketing, effective December 14, 2000.


   Compensation Pursuant to Plans

     Other than as disclosed above or in the "Report of the Compensation Committee" above, the Company has no plans pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, or is proposed to be paid or distributed in the future, to the individuals described above.

   Compensation of Directors

     Directors who are employees receive no fees for attending meetings of the board of directors or any committee on which they serve. Prior to 2001, directors who were not employees of the Company received options to purchase 10,000 shares of Common Stock for each year served on the Board and reimbursement of expenses incurred in connection with attendance of Board and Committee Meetings.

     The Board proposes to change such compensation arrangements in fiscal year 2001 to provide for among other things, that non-employee directors receive $5,000 for attendance at each quarterly meeting of the board of directors plus $1,000 for attendance at each committee meeting. Non-employee directors are also eligible to participate in and receive stock options under the 2001 Flexible Stock Plan.

Performance Graph

     The following Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Performance Graph by reference therein.

     The Performance Graph compares the percentage change in the cumulative total shareholder return for the period beginning on June 17, 1997 and ending on September 30, 2000, based upon the market price of the Company's Common Stock, the NASDAQ Stock Market Index for U.S. companies, Standard & Poor's 500 Index and the American Stock Exchange Index for U.S. Companies. The graph assumes (i) the reinvestment of dividends, if any, and (ii) the investment of $100 on June 17, 1997 (the date the Company's Common Stock commenced trading) in the Company's Common Stock, the NASDAQ Stock Market Index for U.S. Companies, Standard & Poor's 500 Index and the American Stock Exchange Index for U.S. Companies.

                             Cumulative Total Return
                           Based on Investment of $100
                       June 17, 1997 - September 30, 2000

                               [PERFORMANCE GRAPH]


               17-Jun-97   30-Sep-97   30-Sep-98    30-Sep-99    30-Sep-00

SysComm         $100.00     $121.43     $ 27.38      $ 25.00      $ 11.90
Nasdaq US       $100.00     $116.93     $118.78      $194.00      $257.63
S&P 500         $100.00     $106.50     $116.51      $148.70      $169.26
Amex US         $100.00     $113.32     $106.19      $137.03      $169.32

Certain Relationships and Related Transactions

   Changes in Control

     There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

                     APPROVAL OF AMENDMENT TO CERTIFICATE OF
               INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
                                SHARES OF STOCK

                                    (Item 2)

     The Company's shareholders are asked to act upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 shares to 80,000,000 shares and to increase the number of authorized shares of Preferred Stock from 1,000,000 shares to 5,000,000 shares. Pursuant to this proposal, the first paragraph of the Article Fourth of the Company's Amended and Restated Certificate of Incorporation would be deleted and replaced in its entirety with the following:

     "The total number of shares which the Corporation shall have authority to issue is Eighty-Five Million (85,000,000), consisting of Eighty Million (80,000,000) shares of common stock, all of par value of one cent ($.01) each, and Five Million (5,000,000) shares of preferred stock, all of par value of one cent ($.01) each

     The Company's Amended and Restated Certificate of Incorporation currently authorizes the Company to issue up to 40,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of February 19, 2001, the Company had 4,894,183 shares of Common Stock and no shares of Preferred Stock outstanding. An additional 2,474,000 shares of Common Stock were reserved for future issuance under stock option plans and for other purposes. Assuming approval of Item 4, an additional 2,500,000 shares of Common Stock would be reserved for issuance under the 2001 Flexible Stock Plan. With only approximately 30 million shares of authorized but unissued and unreserved Common Stock remaining and 1 million shares of authorized but unissued and unreserved Preferred Stock remaining, the Board of Directors believes the proposed increase in the authorized number of shares of Common Stock and Preferred Stock is necessary to provide the Company with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing environment.

     The additional shares of Common Stock and Preferred Stock would be available for issuance from time to time and for such purposes as the Board of Directors may deem advisable without further action by the shareholders, except as may be required by applicable laws or regulations. These purposes may include acquisitions of property and securities, additional stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations or other corporate purposes. The Board of Directors has no immediate plans or commitments to issue any additional shares of Common Stock or Preferred Stock in excess of the amount currently authorized. However, the Board of Directors believes that an increase in the number of authorized shares would provide the Company with the ability to issue such additional new shares of Common Stock and Preferred Stock should the opportunity be presented in the future.

     Each additional share of Common Stock authorized by the amendment to the Article Fourth of the Amended and Restated Certificate of Incorporation described in this proposal would have the same rights and privileges under the Amended and Restated Certificate of Incorporation as each share of Common Stock currently authorized. Similarly, each additional share of Preferred Stock authorized by the amendment to the Fourth Article of the Amended and Restated Certificate of Incorporation described in this proposal would have the same rights and privileges under the Amended and Restated Certificate of Incorporation as each share of Preferred Stock currently authorized. Shareholders have no preemptive rights with respect to Common Stock and the issuance of Common Stock, other than on a pro-rata basis, would result in dilution of a shareholder's interest.

   Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR approval of the amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 shares to 80,000,000 shares and to increase the number of authorized shares of Preferred Stock from 1,000,000 shares to 5,000,000 shares. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                                    (Item 3)

     The firm of Albrecht, Viggiano, Zureck & Company, P.C. has audited the financial statements of the Company for the past seven (7) years and the Board of Directors has, subject to ratification by shareholders, appointed that firm to act as its independent accountants for the Company's fiscal year ending September 30, 2001. Accordingly, management will present to the Meeting a resolution proposing the ratification of the appointment of Albrecht, Viggiano, Zureck & Company, P.C. as the Company's independent accountants for the fiscal year ending September 30, 2001.

     A representative of Albrecht, Viggiano, Zureck & Company, P.C. is expected to be present at the Meeting and will be given the opportunity to make a statement and to respond to appropriate questions addressed by shareholders.

   Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR ratification of the appointment of Albrecht, Viggiano, Zureck & Company, P.C. as the Company's independent accountants for the fiscal year ending September 30, 2001. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of Albrecht, Viggiano, Zureck & Company, P.C. as the Company's independent accountants for the fiscal year ending September 30, 2001.

                    APPROVAL OF THE 2001 FLEXIBLE STOCK PLAN

                                    (Item 4)

   Introduction

     On January 16, 2001, the Board of Directors adopted, subject to shareholder approval, the SysComm International Corporation 2001 Flexible Stock Plan ("Plan"). The Plan is intended to attract, retain, motivate and reward employees and other individuals and to encourage ownership by employees and other individuals of the Company's Common Stock. An employee is an individual employed by the Company or a subsidiary. The Plan provides for benefits (collectively "Benefits") to be awarded in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights (as described below and referred to hereafter as "SARs"), Restricted Stock, Performance Shares, Cash Awards, and Other Stock Based Awards, each of which is defined below.

     If the Plan is approved by shareholders, the Company has no planned grants under the Plan nor has it granted any options for which insufficient shares were available when the grants were made or received.

   Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR approval of the Company's 2001 Flexible Stock Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the Company's 2001 Flexible Stock Plan.

     Set forth below is a description of the essential features of the Plan. This description is subject to and qualified in its entirety by the full text of the Plan which is attached to this Proxy Statement as Appendix B.

                   DESCRIPTION OF THE 2001 FLEXIBLE STOCK PLAN

   Number of Shares

     The number of shares of Common Stock which may be issued in connection with Benefits shall be 2,500,000 shares plus an annual increase, effective on the first day of each calendar year, equal to 25% of the number of outstanding shares of Common Stock as of the first day of such calendar year, but in no event more than 10,000,000 shares in the aggregate. Such shares may be authorized but unissued shares, shares held in the Company's treasury, or both. If an option or SAR expires or is terminated, surrendered or canceled, without having been fully exercised, if Restricted Stock or Performance Shares are forfeited, or if any other grant results in shares of Common Stock not being issued, the shares covered by such option or SAR, grant of shares of Restricted Stock, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan.

     If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number of SARs and number and class of shares available for options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number of shares subject to any outstanding options, SARs, grants of Restricted Stock Performance Shares which are not yet vested, and Other Stock Based Awards, and the price thereof, as applicable, will be appropriately adjusted.

   Administration

     The Plan is administered by a committee ("Committee"). The Committee shall consist of the Board, unless the Board appoints a Committee of two or more but less than all of the Board. If the Committee does not include the entire Board, it shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee.

     Subject to the express provisions of the Plan, the Committee has complete authority to: (i) determine when and to whom Benefits are granted and the type and amounts of Benefits; (ii) determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted; (iii) interpret and construe the Plan and any agreement ("Agreement") evidencing and describing a Benefit;
(iv) prescribe,  amend and rescind rules and  regulations  relating to the Plan;
(v) determine the form and contents of all Agreements; (vi) determine all questions relating to Benefits under the Plan; and (vii) take any other action which it considers necessary or appropriate for the administration of the Plan and to carry out the purposes of the Plan.

     Except as required by Rule 16b-3 issued by the Securities and Exchange Commission with respect to Benefits granted to persons who are subject to
Section 16 of the Securities Exchange Act (consisting of directors and officers), the Committee may delegate its authority to any employee, employees or committee.

   Amendment, Termination and Change in Control

     The Board may amend the Plan at any time. However, the Board may not amend the Plan without shareholder approval if such amendment (i) would cause options which are intended to qualify as Incentive Stock Options to fail to qualify as such, (ii) would cause the Plan to fail to meet the requirements of Rule 16b-3, or (iii) would violate applicable law. The Plan has no fixed termination date and shall continue in effect until terminated by the Board.

     The amendment or termination of the Plan will not adversely affect any Benefit granted prior to such amendment or termination. However, any Benefit may be modified or canceled by the Committee if and to the extent permitted by the Plan or Agreement or with the consent of the participant to whom such Benefit was granted.

     In the event of a Change in Control, as defined below:

     (i) all outstanding Options shall become fully exercisable, except to the extent that the right to exercise the Option is subject to restrictions established in connection with an SAR that is issued in tandem with the Option;

     (ii) all outstanding SARs shall become immediately payable, except to the extent that the right to exercise the SAR is subject to restrictions established in connection with an Option that is issued in tandem with the SAR;

     (iii)  all Shares of Restricted Stock shall become fully vested;

     (iv) all Performance Shares shall be deemed to be fully earned and shall be paid out in such manner as determined by the Committee; and

     (v) all Cash Awards, Other Stock Based Awards and other Benefits shall become fully vested and/or earned and paid out in such manner as determined by the Committee.

     In the event of a Change of Control, the Committee, in its sole discretion, may, in addition to the above provisions and to the extent not inconsistent therewith:

     (i) provide for the purchase of any Benefit for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit;

     (ii) make such adjustment to the Benefits then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

     (iii) cause the Benefits then outstanding to be assumed, or new Benefits substituted therefor, by the surviving corporation in such change.

     "Change in Control" generally means: the acquisition by any person or group, other than the Company and certain related entities, of more than 20% of the outstanding shares of Common Stock; the liquidation or dissolution of the Company; the sale or other disposition of all or substantially all of its assets; a merger or consolidation involving the Company in which the shareholders of the Company prior to the effective date of the transaction do not have more than 50% of the voting power of the surviving entity immediately following the transaction; or a change in the majority of the members of the Board during any two year period which is not approved by at least two-thirds of the members of the Board who were members at the beginning of the two year period.

   Eligibility for Benefits

     Benefits may be awarded to individuals selected by the Committee. Benefits may be awarded only to employees, members of the Board, employees and owners of entities which are not affiliates but which have a direct or indirect ownership interest in an employer, individuals who, and employees and owners of entities which, are customers or suppliers of an employer, individuals who, and employees and owners of entities which, render services to an employer, and individuals who, and employees and owners of entities which, have ownership or business affiliations with any individual or entity previously described.

   Types of Benefits

     Under the Plan, the Committee may grant a number of different types of Benefits. A summary of the principal characteristics of various types of Benefits which may be granted is set forth below.

     Stock Options. Two types of stock options may be granted under the Plan. Stock options intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986 (the "Code") are referred to as "Incentive Stock Options," and options not intended to so qualify are referred to as "Non-Qualified Stock Options." In the case of Non-Qualified Stock Options, the option price shall be determined by the Committee but shall be no less than 85% of the fair market value of the shares of Common Stock on the date the option is granted, and, in the case of Incentive Stock Options, the price shall be determined by the Committee but shall be no less than the fair market value of the shares of Common Stock on the date the option is granted.

     The other terms of options shall be determined by the Committee. However, in the case of options intended to qualify as Incentive Stock Options, such terms must meet all requirements of Section 422 of the Code. Currently, such requirements are (i) the option must be granted within 10 years from the adoption of the Plan, (ii) the option may not have a term longer than 10 years,
(iii) the option must be not transferable other than by will or the laws of descent and distribution and may be exercised only by the optionee during his/her lifetime, (iv) the maximum aggregate fair market value of Common Stock with respect to which such options are first exercisable by an optionee in any calendar year may not exceed $100,000; and (v) the option must be granted to an employee. In addition, if the optionee owns more than 10% of the Company's Common Stock or more than 10% of the total combined voting power of all classes of stock of any subsidiary, the option price must be at least 110% of fair market value of the shares of Common Stock on the date the option is granted, and the option may not have a term longer than five years.

     SARs. An SAR is the right to receive an amount equal to the appreciation in value of one share of Common Stock from the time the SAR is granted until the time the grantee elects to receive payment. Participants who elect to receive payment of SARs shall receive payment in cash, in Common Stock or in any combination of cash and common stock, as determined by the Committee. When SARs are granted in tandem with an Incentive Stock Option, the SARs must contain such terms and conditions as are necessary for the related option to qualify as an Incentive Stock Option. In addition, if SARs are granted in tandem with a stock option: the exercise of the option shall cause a correlative reduction in the SARs; and the payment of SARs shall cause a correlative reduction in the shares under the option.

     Restricted Stock. Restricted Stock is Common Stock which is subject to forfeiture until a period of time has elapsed or certain conditions have been fulfilled. Unless the Committee determines otherwise, shares of Restricted Stock shall be granted at a cost equal to par value (presently $.01 per share). Certificates representing shares of Restricted Stock shall bear a legend referring to the Plan, noting the risk of forfeiture of the shares and stating that such shares are non-transferable until all restrictions have been satisfied and the legend has been removed. As of the date Restricted Stock is granted, the grantee shall be entitled to full voting and dividend rights with respect to all shares of such stock.

     Performance Shares. Performance Shares are the right to receive Common Stock or cash equal to the fair market value of the Common Stock at a future date in accordance with the terms of the grant. Generally, such right shall be based upon the attainment of targeted profit and/or other performance objectives.

     Cash Awards. A Cash Award is a Benefit payable in cash. The maximum cash award that an individual who is subject to Section 16 of the Exchange Act may receive in any calendar year in the aggregate is the greater of $100,000 or 100% of his/her compensation (excluding any Cash Award) for such year.

     Other Stock Based Awards. An Other Stock Based Award is an award that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

   General Provisions Applicable to Benefits

     Under the Plan, the following provisions are applicable to one or more types of Benefits.

     Agreement and Terms of Benefits. The grant of any Benefit may be evidenced by an Agreement which describes the specific Benefit granted and the terms, conditions and provisions of, and restrictions relating to, such Benefit. Any Agreement shall contain such provisions as the Committee shall determine to be necessary, desirable and appropriate.

     Transferability. Unless otherwise specified in an agreement or permitted by the Committee, each Benefit shall be non-transferable other than by will or the laws of descent and distribution and shall be exercisable during a participant's lifetime only by him/her.

     Tandem Awards. Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an Incentive Stock Option except SARs.

     Payment. Upon the exercise of an option or in the case of any other Benefit that requires a payment to the Company, payment may be made either (i) in cash, including a so-called "cashless exercise," or (ii) with the consent of the Committee, (a) by the tender of shares of Common Stock having an aggregate fair market value equal to the amount due the Company, (b) in other property, (c) by the surrender of all or part of a Benefit (including the Benefit being exercised or acquired), or (d) by any combination of the foregoing.

     Dividend Equivalents. Grants of Benefits in Common Stock or Common Stock equivalents may include dividend equivalent payments or dividend credit rights.

     Deferral. The right to receive a Benefit may, upon the request of the request of the recipient, be deferred for such period and upon such conditions as the Committee may determine.

     Withholding. At the time any Benefit is distributed under the Plan, the Company may withhold, in cash or in shares of Common Stock, from such distribution any amount necessary to satisfy income withholding requirements applicable to such distribution.

     Limitation on Benefits. The number of shares covered by options where the purchase price is no less than fair market value on the date of grant plus SARs which may be granted to any one individual in any calendar year shall not exceed 1,250,000.

   Restrictions on Shares

     The Committee may require each person purchasing Common Stock pursuant to an option or receiving Common Stock pursuant to any other form of Benefit under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares for investment and without a view to distribution or resale. In addition, shares issued under the Plan may be subject to restrictive agreements between the Company or a subsidiary and the participant. The Committee may require that a legend reflecting any restriction described above be placed on any certificate for shares.

                U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following is a summary of the U.S. federal income tax consequences of the Plan, based on current income tax laws, regulations and rulings.

   Incentive Stock Options

     Subject to the effect of the Alternative Minimum Tax, discussed below, an optionee does not recognize income on the grant of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his/her gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his/her gain or loss will be the difference between the amount realized on the disposition of the shares and his/her basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise ("Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his/her basis in the shares, the difference between the amount realized and his/her basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

     The excess of the fair market value of the shares at the time the Incentive Stock Option is exercised over the exercise price for the shares is an item of tax preference ("Stock Option Preference").

   Non-Qualified Stock Options

     Non-Qualified Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a Non-Qualified Option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of cash paid for the stock.

     As a result of the optionee's exercise of a Non-Qualified Stock Option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

     The excess of the fair market value of the stock on the date of exercise of a Non-Qualified Stock Option over the exercise price is not a Stock Option Preference.

   SARs

     Recipients of SARs do not recognize income upon the grant of such rights. When a participant elects to receive payment of an SAR, he recognizes ordinary income in an amount equal to the cash and fair market value of shares of Common Stock received, and the Company is entitled to a deduction equal to such amount.

   Restricted Stock; Performance Shares

     Grantees of Restricted Stock and Performance Shares do not recognize income at the time of the grant of such stock. However, when shares of Restricted Stock become free from any restrictions or when Performance Shares are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied, less, in the case of Restricted Stock, the amount paid for the Stock. Alternatively, the grantee of Restricted Stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse, in which case the amount of income recognized will be the fair market value of the stock on the date of grant. The Company will be entitled to deduct as compensation the amount includible in the grantee's income in its taxable year in which the grantee recognizes the income.

   Cash Awards

     Cash Awards are taxable as ordinary income when received or constructively received by a participant. The Company is entitled to deduct the amount of a Cash Award when the award is taxable to the recipient.

   Taxation of Preference Items

     Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (i) 26% of the optionee's "alternative minimum taxable income" up to $175,000 plus 28% of such income over $175,000 over (ii) his/her "regular" U.S. federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any other items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

   Change of Control

     If there is an acceleration of the vesting or payment of Benefits and/or an acceleration of the exercisability of stock options upon a Change of Control, all or a portion of the accelerated benefits may constitute "Excess Parachute Payments" under Section 280G of the Code. The employee receiving an Excess Parachute Payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and the Company is not entitled to a deduction for such payment.

   Limitation on Deduction

     Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1,000,000. Under the regulations interpreting Code Section 162(m), an employee is a covered employee if his/her compensation is required to be reported under the SEC's disclosure rules and he is employed as of the last day of the taxable year. Code Section 162(m) does not apply to: (a) compensation payable solely on account of the attainment of one or more performance goals if
(i) the goals are  determined  by a committee of two or more outside  directors,
(ii) the material terms under which the remuneration will be paid, including the goals, is disclosed to shareholders and approved by a majority of the shareholders, and (iii) except in the case of SARs and certain stock options (as described below), the committee certifies that the goals have been met; and (b) compensation payable under a binding contract in effect on February 17, 1993 which is not thereafter modified in any material respect. Compensation arising from SARs and stock options where the price from which appreciation is calculated or exercise price, as the case may be, is no less than fair market value on the date of grant constitute compensation on amount of attainment of a performance goal as long as the grant is made by the committee and the shareholders approve the maximum number of shares per participant over a specific time period. The $1,000,000 limitation is reduced by any remuneration subject to such limitation for which a deduction is disallowed under the Change of Control provisions set forth above.

   Summary Only

     The foregoing statement is only a summary of the U.S. federal income tax consequences of the Plan and is based on the Company's understanding of present U.S. federal tax laws and regulations.

                              SHAREHOLDER PROPOSALS

     Pursuant to the applicable rules under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company's 2002 Proxy Statement. Proposals by shareholders intended to be included in the Company's 2002 Proxy Statement must be submitted in writing to the Secretary of the Company (sent by certified mail, return receipt requested) no later than September 30, 2001. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules. Proposals by shareholders to be presented at the Company's 2002 Annual Meeting (but not intended to be included in the Company's 2002 Proxy Statement) must be submitted in writing to the Secretary of the Company no earlier than December 29, 2001 but no later than January 28, 2002, in accordance with the Company's bylaws. Otherwise, the proxies named by the Company's Board of Directors may exercise discretionary voting authority with respect to the shareholder proposal, without any discussion of the proposal in the Company's proxy material.

                                  OTHER MATTERS

     Financial Statements. The Company's consolidated financial statements for the fiscal year ended September 30, 2000 are included in the Company's 2000 Annual Report to Shareholders. Copies of the Annual Report are being sent to the Company's shareholders concurrently with the mailing of this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

     Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Meeting. If other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

     Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. The Company has retained ADP Investor Communication Services, Inc. to solicit proxies. ADP Investor Communication Services, Inc. has agreed to perform this service for a fee which is not expected to exceed $2,000, plus out-of-pocket expenses. Proxies may also be solicited by certain of the
Company's   directors,   officers  and  other  employees,   without   additional
compensation, personally or by written communication, telephone or other electronic means. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company's proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.

                                         MICHAEL KRAWITZ
                                         Secretary

Shirley, New York
February 28, 2001

                                                                       Exhibit A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Board of Directors has oversight responsibilities to promote an environment where SysComm International Corporation maintains adequate systems of internal control, presents reliable financial reports and complies with applicable laws, regulations and Company policies. Through this Charter, the Board delegates certain responsibilities to the Audit Committee to assist the Board in the fulfillment of its oversight responsibilities.

     Authority. The Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and the Company's outside auditors. The Committee shall also have authority to engage outside advisors as it deems necessary.

     Membership. The Committee shall consist of three or more directors. Each Committee member shall meet the independence requirements set out by the Stock Exchange upon which the Company's common shares currently trade. All Committee members shall be financially literate, having a basic understanding of financial controls and reporting. At least one Committee member shall also have accounting or related financial management expertise.

     Meetings. The Committee shall meet at least four times a year and may call special meetings as required. To the extent practicable, the meeting agenda, draft minutes from the prior meeting and supporting materials shall be provided to Committee members prior to each meeting to allow time for review. The results of the meetings shall be reported to the full Board.

     Responsibilities. The Company's executive management bears primary responsibility for the Company's financial and other reporting, for establishing the system of internal controls and for ensuring compliance with laws, regulations and Company policies. The Committee's responsibilities and related key processes are described below. From time to time, the Committee may take on additional responsibilities, at the request of the Board.

     Financial Reporting. The Committee shall monitor the preparation by management of the Company's quarterly and annual external financial reports. In carrying out this responsibility, the Committee shall:

     o Review with management the significant judgments and estimates used in developing the financial reports and the major issues addressed;

     o    Review  the   accounting   and  reporting   treatment  of  significant
          transactions outside the Company's ordinary operations;

     o Review with management and the Company's outside auditors significant changes to the Company's accounting principles or their application as reflected in the financial reports;

     o    Meet with the Company's outside auditors (in private,  as appropriate)
          (a) to review their reasoning in accepting or questioning significant decisions made by management in preparing the financial reports; (b) to review any outstanding disagreements with management that would cause them to issue a non-standard report on the Company's financial statements; (c) to examine the appropriateness of the Company's accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed; (d) to determine if any restrictions have been placed by management on the scope of their audit, and (e) to discuss any other matters the Committee deems appropriate;

     o Review the draft annual financial statements and discuss their appropriateness with management and the Company's outside auditors; and

     o    Review the Company's  quarterly  financial results with management and
          the  Company's  outside  auditors,   with  a  particular  emphasis  on
          understanding any new or unusual transactions.

     Relationship with Outside Auditors. The outside auditors are responsible primarily to the Board and the Committee, which have the ultimate authority to select, evaluate and replace the outside auditors, if necessary. In carrying out this responsibility, the Committee shall:

     o Recommend to the Board the appointment or removal of the outside auditors;

     o Review the scope and extent of audit services to be provided and related fees;

     o Review the overall audit plan, including the risk factors considered in determining the audit scope;

     o Review the outside auditors' annual letter pursuant to Independence Standards Board Standard No. 1, outlining all relationships that may impact its independence;

     o Review with the outside auditors the extent of non-audit services provided and related fees.

     o Determine whether the Committee believes the outside auditors are independent; and

     o Review the responsiveness of the outside auditors to the Company's needs.

     Internal Control. The Committee shall have responsibility for overseeing that management has implemented an effective system of internal control that helps promote the reliability of financial and operating information and compliance with applicable laws, regulations and Company policies, including those related to ethics and conflicts of interest. In carrying out this responsibility, the Committee shall:

     o Inquire of management, management auditors and the Company's outside auditors, concerning any deficiencies in the Company's policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review the timeliness and reasonableness of proposed corrective actions;

     o Review significant management audit findings and recommendations, and management's responses thereto;

     o Review management's responses to the outside auditors' management letter recommendations for improving internal controls;

     o Review the Company's policies and practices related to compliance with laws, ethical conduct and conflicts of interest;

     o Review significant cases of conflicts of interest, misconduct or fraud;

     o    Review significant issues between the Company and regulatory agencies;
          and

     o    Review as appropriate material litigation involving the Company.

     Relationship with Management Auditors. The Committee shall have responsibility for determining that the Management Audit department is effectively discharging its responsibilities. In carrying out this responsibility, the Committee shall:

     o    Review and approve the Management Audit department's charter;

     o Review the appropriateness of the funding, staffing and operational independence of Management Audit; and

     o Review and approve the appointment or dismissal of the independent firm engaged to provide Management Audit services.

     Other Committee Activities and Reporting. The Committee shall:

     o Annually review the Committee's discharge of its responsibilities under this Charter;

     o Review this Charter annually and propose any recommended changes for the Board's approval; and

     o Prepare the Committee's annual report for inclusion in the Company's proxy statement.

                                                                       Exhibit B

                        SYSCOMM INTERNATIONAL CORPORATION
                            2001 FLEXIBLE STOCK PLAN


                                TABLE OF CONTENTS

                                                                            Page

1. NAME AND PURPOSE                                                            1
         1.1. Name.............................................................1
         1.2. Purpose..........................................................1

2. DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION                              1
         2.1. General Definitions..............................................1
              2.1.1   Affiliate................................................1
              2.1.2   Agreement................................................1
              2.1.3.  Benefit..................................................1
              2.1.4.  Board....................................................1
              2.1.5.  Cash Award...............................................1
              2.1.6.  Change of Control........................................1
              2.1.7.  Code.....................................................3
              2.1.8.  Company..................................................3
              2.1.9.  Committee................................................3
              2.1.10. Common Stock.............................................3
              2.1.11. Effective Date...........................................3
              2.1.12. Employee.................................................3
              2.1.13. Employer.................................................3
              2.1.14. Exchange Act.............................................3
              2.1.15. Fair Market Value........................................3
              2.1.16. Fiscal Year..............................................3
              2.1.17. ISO......................................................4
              2.1.18. NQSO.....................................................4
              2.1.19. Option...................................................4
              2.1.20. Other Stock Based Award..................................4
              2.1.21. Parent...................................................4
              2.1.22. Participant..............................................4
              2.1.23. Performance Based Compensation...........................4
              2.1.24. Performance Share........................................4
              2.1.25. Plan.....................................................4
              2.1.26. Reload Option............................................4
              2.1.27. Restricted Stock.........................................4
              2.1.28. Rule 16b-3...............................................5
              2.1.29. SEC......................................................5
              2.1.30. Share....................................................5
              2.1.31. SAR......................................................5
              2.1.32. Subsidiary...............................................5
         2.2. Other Definitions................................................5
         2.3. Conflicts........................................................5


3. COMMON STOCK                                                                5
         3.1. Number of Shares.................................................5
         3.2. Reusage..........................................................5
         3.3. Adjustments......................................................6

4. ELIGIBILITY                                                                 6
         4.1. Determined By Committee..........................................6

5. ADMINISTRATION                                                              6
         5.1. Committee........................................................6
         5.2. Authority........................................................6
         5.3. Delegation.......................................................7
         5.4. Determination....................................................7

6. AMENDMENT                                                                   7
         6.1. Power of Board...................................................7
         6.2. Limitation.......................................................7

7. TERM AND TERMINATION                                                        7
         7.1. Term.............................................................7
         7.2. Termination......................................................8

8. MODIFICATION OR TERMINATION OF BENEFITS                                     8
         8.1. General..........................................................8
         8.2. Committee's Right................................................8

9. CHANGE OF CONTROL                                                           8
         9.1. Vesting and Payment..............................................8
         9.2. Other Action.....................................................8

10. AGREEMENTS AND CERTAIN BENEFITS                                            9
         10.1. Grant Evidenced by Agreement....................................9
         10.2. Provisions of Agreement.........................................9
         10.3. Transferability.................................................9

11. REPLACEMENT AND TANDEM AWARDS                                              9
         11.1. Replacement.....................................................9
         11.2. Tandem Awards...................................................9

12. PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING                               9
         12.1. Payment.........................................................9
         12.2. Dividend Equivalents...........................................10
         12.3. Deferral.......................................................10
         12.4. Withholding....................................................10

13. OPTIONS                                                                   10
         13.1. Types of Options...............................................10
         13.2. Grant of ISOs and Option Price.................................10
         13.3. Other Requirements for ISOs....................................10
         13.4. NQSOs..........................................................10
         13.5. Determination by Committee.....................................11

14. SARS                                                                      11
         14.1. Grant and Payment..............................................11
         14.2. Grant of Tandem Award..........................................11
         14.3. ISO Tandem Award...............................................11
         14.4. Payment of Award...............................................11

15. ANNUAL LIMITATIONS                                                        11
         15.1. Limitation on Options and SARs.................................11
         15.2. Computations...................................................11

16. RESTRICTED STOCK AND PERFORMANCE SHARES                                   11
         16.1. Restricted Stock...............................................11
         16.2. Cost of Restricted Stock.......................................12
         16.3. Non-Transferability............................................12
         16.4. Performance Shares.............................................12
         16.5. Grant..........................................................12

17. CASH AWARDS                                                               12
         17.1. Grant..........................................................12
         17.2. Rule 16b-3.....................................................12
         17.3. Restrictions...................................................12

18. OTHER STOCK BASED AWARDS AND OTHER BENEFITS                               12
         18.1. Other Stock Based Awards.......................................12
         18.2. Other Benefits.................................................13

19. MISCELLANEOUS PROVISIONS                                                  13
         19.1. Underscored References.........................................13
         19.2. Number and Gender..............................................13
         19.3. Unfunded Status of Plan........................................13
         19.4. Termination of Employment......................................13
         19.5. Designation of Beneficiary.....................................13
         19.6. Governing Law..................................................13
         19.7. Purchase for Investment........................................14
         19.8. No Employment Contract.........................................14
         19.9. No Effect on Other Benefits....................................14

                        SYSCOMM INTERNATIONAL CORPORATION
                            2001 FLEXIBLE STOCK PLAN

                               1. NAME AND PURPOSE

     1.1  Name.

          The name of this Plan is the "SysComm International Corporation 2001 Flexible Stock Plan."

     1.2  Purpose.

          The Company has established this Plan to attract, retain, motivate and reward Employees and other individuals, to encourage ownership of the Company's Common Stock by Employees and other individuals, and to promote and further the best interests of the Company by granting cash and other awards. This Plan is intended to be "Broadly Based" (as such term is used for purposes of rules promulgated by The National Association of Securities Dealers).

                2. DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

     2.1  General Definitions.

          The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

          2.1.1     Affiliate.

                    Parent or Subsidiary of the Company.

          2.1.2     Agreement.

                    The document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

          2.1.3     Benefit.

                    Any benefit granted to a Participant under the Plan.

          2.1.4     Board.

                    The Board of Directors of the Company.

          2.1.5     Cash Award.

                    A Benefit payable in the form of cash.

          2.1.6.    Change of Control.

                    The occurrence of any of the following:

                    (a) An acquisition of any Common Stock or other voting securities of the Company entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" or "Group" (as each such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person or Group, as the case may be, has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, shares of Common Stock or Voting Securities that are acquired in a Non-Control Acquisition (as defined below) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) the Company, (ii) any Subsidiary or
          (iii) any employee benefit plan maintained by the Company or any Subsidiary, including a trust forming part of any such plan (an "Employee Benefit Plan");

                    (b) When, during any 2-year period, individuals who, at the beginning of the 2-year period, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least 50% of the members of the Board; provided, however, that (i) if the election or nomination for election by the Company's shareholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes hereof, be deemed to be a member of the Incumbent Board; and (ii) no individual shall be deemed to be a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

                    (c)  The consummation of:

                           (i) a merger, consolidation or reorganization involving the Company or any Subsidiary, unless the merger, consolidation or reorganization is a Non-Control Transaction. A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company or any Subsidiary where:

                                    (A)  the   shareholders   of   the   Company
                           immediately prior to the merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Common Stock or Voting Securities, as the case may be, immediately prior to the merger, consolidation or reorganization,

                                    (B)  the individuals who were members of the
                           Incumbent Board immediately prior to the execution of the agreement providing for the merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

                                    (C)  no Person or Group, other  than (1) the
                           Company, (2) any Subsidiary, (3) any Employee Benefit Plan or (4) any other Person or Group who, immediately prior to the merger, consolidation or reorganization, had Beneficial Ownership of not less than 20% of the then outstanding Voting Securities or Common Stock, has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or common stock;

                           (ii) a complete liquidation or dissolution of the Company; or

                           (iii) the sale  or  other   disposition   of   all or
                  substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

          Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred solely because any Person or Group (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities or Common Stock of the Company as a result of an acquisition of Voting Securities or Common Stock by the Company which, by reducing the number of shares of Voting Securities or Common Stock then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change of Control would have occurred (but for the operation of this sentence) as a result of the acquisition of Voting Securities or Common Stock by the Company, and after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional shares of Voting Securities or Common Stock, which increases the percentage of the then outstanding shares of Voting Securities or Common Stock beneficially owned by the Subject Person, then a Change of Control shall be deemed to have occurred. In addition, notwithstanding the foregoing, the acquisition or ownership of any Common Stock or Voting Securities by Applied Digital Solutions, Inc. and its Affiliates (determined as if it was the Company) shall not cause or result in a Change of Control.

          2.1.7     Code.

                    The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

          2.1.8     Company.

                    SysComm International Corporation

          2.1.9     Committee.

                    The Committee described in Section 5.1.

          2.1.10    Common Stock.

                    The Company's common stock which presently has a par value of $.01 per Share.

          2.1.11    Effective Date.

                    The date that the Plan is approved by the shareholders of the Company which must occur within one year before or after approval by the Board. Any grants of Benefits prior to the approval by the shareholders of the Company shall be void if such approval is not obtained.

          2.1.12    Employee.

                    Any person employed by the Employer.

          2.1.13    Employer.

                    The Company and all Affiliates.

          2.1.14    Exchange Act.

                    The Securities Exchange Act of 1934, as amended.

          2.1.15    Fair Market Value.

                    The closing price of Shares on the Nasdaq National Market on a given date, or, in the absence of sales on a given date, the closing price on the Nasdaq National Market on the last day on which a sale occurred prior to such date.

          2.1.16    Fiscal Year.

                    The taxable year of the Company which is the calendar year.

          2.1.17    ISO.

                    An Incentive Stock Option as defined in Section 422 of the Code.

          2.1.18    NQSO.

                    A non-qualified stock Option, which is an Option that does not qualify as an ISO.

          2.1.19    Option.

                    An option to purchase Shares granted under the Plan.

          2.1.20    Other Stock Based Award.

                    An award under Section 18 that is valued in whole or in part by reference to, or otherwise based on, Common Stock.

          2.1.21    Parent.

                    Any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option or other Benefit, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.1.22    Participant.

                    An individual who is granted a Benefit under the Plan. Benefits may be granted only to Employees, members of the Board, employees and owners of entities which are not Affiliates but which have a direct or indirect ownership interest in an Employer or in which an Employer has a direct or indirect ownership interest, individuals who, and employees and owners of entities which, are customers and suppliers of an Employer, individuals who, and employees and owners of entities which, render services to an Employer, and individuals who, and employees and owners of entities, which have ownership or business affiliations with any individual or entity previously described.

          2.1.23    Performance Based Compensation.

                    Compensation which meets the requirements of Section  162(m)
          (4)(C) of the Code.

          2.1.24    Performance Share.

                    A Share awarded to a Participant under Section 16.5 of the Plan.

          2.1.25    Plan.

                    The SysComm International Corporation 2001 Flexible Stock Plan and all amendments and supplements to it.

          2.1.26    Reload Option.

                    An   Option  to  purchase  the  number  of Shares  used by a
          Participant to exercise an Option and to satisfy any withholding requirement incident to the exercise of such Option.

          2.1.27    Restricted Stock.

                    Shares issued under Section 16.1 of the Plan.

          2.1.28    Rule 16b-3.

                    Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

          2.1.29    SEC.

                    The Securities and Exchange Commission.

          2.1.30    Share.

                    A share of Common Stock.

          2.1.31    SAR.

                    A stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

          2.1.32    Subsidiary.

                    Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option or other Benefit, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.2  Other Definitions.

          In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

     2.3  Conflicts.

          In the case of any conflict in the terms of the Plan relating to a Benefit, the provisions in the section of the Plan which specifically grants such Benefit shall control those in a different section. In the case of any conflict between the terms of the Plan relating to a Benefit and the terms of an Agreement relating to a Benefit, the terms of the Plan shall control.

                                 3. COMMON STOCK

     3.1  Number of Shares.

          The number of Shares which may be issued or sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 2,500,000 Shares, plus an annual increase, effective as of the first day of each calendar year, commencing with 2002, equal to 25% of the number of outstanding Shares as of the first day of such calendar year, but in no event more than 10,000,000 Shares in the aggregate. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both. The full number of Shares available may be used for any type of Option or other Benefit.

     3.2  Reusage.

          If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, if Restricted Shares or Performance Shares are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option or SAR, grant of Restricted Shares, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan. Any Shares which are used as full or partial payment to the Company upon exercise of an Option or for any other Benefit that requires a payment to the Company shall be available for purposes of the Plan.

     3.3  Adjustments.

          If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or otherwise, the number of SARs and number and class of shares available for Options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock which are not vested, grants of Performance Shares which are not vested, and Other Stock Based Awards, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

                                 4. ELIGIBILITY

     4.1  Determined By Committee.

          The Participants and the Benefits they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer, including, without limitation, the performance of, or the refraining from the performance of, services. Unless specifically provided otherwise herein, all determinations of the Committee in connection with the Plan or an Agreement shall be made in its sole discretion.

                                5. ADMINISTRATION

     5.1  Committee.

          The Plan shall be administered by the Committee. The Committee shall consist of the Board, unless the Board appoints a Committee of two or more but less than all of the Board. If the Committee does not include the entire Board, it shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee made at a meeting at which a quorum is present shall be made by a majority of its members present at the meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     5.2  Authority.

          Subject  to  the  terms  of  the  Plan,   the  Committee   shall  have
discretionary authority to:

          (a) determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the date of issuance and duration of all such grants;

          (b)  determine  the  terms,   conditions   and   provisions   of,  and
               restrictions relating to, each Benefit granted;

          (c)  interpret and construe the Plan and all Agreements;

          (d) prescribe, amend and rescind rules and regulations relating to the Plan;

          (e)  determine the content and form of all Agreements;

          (f)  determine all questions relating to Benefits under the Plan;

          (g)  maintain accounts, records and ledgers relating to Benefits;

          (h)  maintain records concerning its decisions and proceedings;

          (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

          (j) take, at any time, any action described in Section 9.1 or permitted by Section 9.2(a), irrespective of whether any Change of Control has occurred or is imminent;

          (k) determine, except to the extent otherwise provided in the Plan, whether and the extent to which Benefits under the Plan will be structured to conform to the requirements applicable to
               Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Benefits are granted as the Committee determines to be necessary or appropriate to conform to such requirements; and

          (l)  do  and  perform  all  acts  which  it  may  deem   necessary  or
               appropriate for the administration of the Plan and carry out the purposes of the Plan.

     5.3  Delegation.

          Except as required by Rule 16b-3 with respect to grants of Options, Stock Appreciation Awards, Performance Shares, Other Stock Based Awards, or other Benefits to individuals who are subject to Section 16 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

     5.4  Determination.

          All determinations of the Committee shall be final.

                                  6. AMENDMENT

     6.1  Power of Board.

          Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.


     6.2  Limitation.

          The Board may not amend the Plan, without approval of the shareholders of the Company:

          (a) in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify;

          (b) in a manner which would cause the Plan to fail to meet the requirements of Rule 16b-3; or

          (c)  in a manner which would violate applicable law.

                             7. TERM AND TERMINATION

     7.1  Term.

          The Plan shall commence as of the Effective Date and, subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect until terminated.

     7.2  Termination.

          The Plan may be terminated at any time by the Board.

                   8. MODIFICATION OR TERMINATION OF BENEFITS

     8.1  General.

          Subject to the provisions of Section 8.2, the amendment or termination of the Plan shall not adversely affect a Participant's right to any Benefit granted prior to such amendment or termination.

     8.2  Committee's Right.

          Any Benefit granted may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Benefit was granted. Except as may be provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit.

                              9. CHANGE OF CONTROL

     9.1  Vesting and Payment.

          In the event of a Change of Control:

          (a) all outstanding Options shall become fully exercisable, except to the extent that the right to exercise the Option is subject to restrictions established in connection with an SAR that is issued in tandem with the Option;

          (b) all outstanding SARs shall become immediately payable, except to the extent that the right to exercise the SAR is subject to restrictions established in connection with an Option that is issued in tandem with the SAR;

          (c)  all Shares of Restricted Stock shall become fully vested;

          (d) all Performance Shares shall be deemed to be fully earned and shall be paid out in such manner as determined by the Committee; and

          (e) all Cash Awards, Other Stock Based Awards and other Benefits shall become fully vested and/or earned and paid out in such manner as determined by the Committee.

     9.2  Other Action.

          In the event of a Change of Control, the Committee, in its sole discretion, may, in addition to the provisions of Section 9.1 above and to the extent not inconsistent therewith:

          (a) provide for the purchase of any Benefit for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit;

          (b) make such adjustment to the Benefits then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

          (c) cause the Benefits then outstanding to be assumed, or new Benefits substituted therefor, by the surviving corporation in such change.

                       10. AGREEMENTS AND CERTAIN BENEFITS

     10.1 Grant Evidenced by Agreement.

          The grant of any Benefit under the Plan may be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

     10.2 Provisions of Agreement.

          Each Agreement shall contain such provisions that the Committee shall determine to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death, disability, changes of duties or termination of employment; the Benefit's conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

     10.3 Transferability.

          Unless otherwise specified in an Agreement or permitted by the Committee, each Benefit granted shall be not transferable other than by will or the laws of descent and distribution and shall be exercisable during a Participant's lifetime only by him.

                          11. REPLACEMENT AND TANDEM AWARDS

     11.1 Replacement.

          The Committee may permit a Participant to elect to surrender a Benefit in exchange for a new Benefit.

     11.2 Tandem Awards.

          Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an ISO except SARs.

                12. PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING

     12.1 Payment.

          Upon the exercise of an Option or in the case of any other Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid:

          (a) in cash, including by means of a so-called "cashless exercise" of an Option;

          (b) by the surrender of all or part of a Benefit (including the Benefit being exercised);

          (c) by the tender to the Company of Shares owned by the optionee and registered in his name having a Fair Market Value equal to the amount due to the Company;

          (d) in other property, rights and credits deemed acceptable by the Committee, including the Participant's promissory note;

          (e)  by any combination of the payment methods  specified in (a), (b),
               (c) and (d) above.

          Notwithstanding, the foregoing, any method of payment other than (a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Shares purchased pursuant to an Option and any payment to the Company for other Benefits shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

     12.2 Dividend Equivalents.

          Grants of Benefits in Shares or Share equivalents may include dividend equivalent payments or dividend credit rights.

     12.3 Deferral.

          The right to receive any Benefit under the Plan may, at the request of the Participant, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

     12.4 Withholding.

          The Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local income and/or other tax withholding requirements with respect to such distribution or exercise of such Options. The Committee or the Company may require a participant to tender to the Company cash and/or Shares in the amount necessary to comply with any such withholding requirements.

                                   13. OPTIONS

     13.1 Types of Options.

          It is intended that both ISOs and NQSOs, which may be Reload Options, may be granted by the Committee under the Plan.

     13.2 Grant of ISOs and Option Price.

          Each ISO must be granted to an Employee and granted within ten years from the earlier of the date of adoption by the Board or the Effective Date. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

     13.3 Other Requirements for ISOs.

          The terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code.

     13.4 NQSOs.

          The terms of each NQSO shall provide that such Option will not be treated as an ISO. The purchase price for Shares under any NQSO shall be no less than 85% of the Fair Market Value of the Shares at the time the Option is granted.

     13.5 Determination by Committee.

          Except as otherwise provided in Section 13.2 through Section 13.4, the terms of all Options shall be determined by the Committee.

                                    14. SARS

     14.1 Grant and Payment.

          The Committee may grant SARs. Upon electing to receive payment of a SAR, a Participant shall receive payment in cash, in Shares, or in any combination of cash and Shares, as the Committee shall determine.

     14.2 Grant of Tandem Award.

          The Committee may grant SARs in tandem with an Option, in which case: the exercise of the Option shall cause a correlative reduction in SARs standing to a Participant's credit which were granted in tandem with the Option; and the payment of SARs shall cause a correlative reduction of the Shares under such Option.

     14.3 ISO Tandem Award.

          When SARs are granted in tandem with an ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

     14.4 Payment of Award.

          SARs shall be paid by the Company to a Participant, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

                             15. ANNUAL LIMITATIONS

     15.1 Limitation on Options and SARs.

          The number of (a) Shares covered by Options where the purchase price is no less than the Fair Market Value of the Shares on the date of grant plus
(b) SARs which may be granted to any Participant in any Fiscal Year shall not exceed $1,250,000.

     15.2 Computations.

          For purposes of Section 15.1: Shares covered by an Option that is canceled shall count against the maximum, and, if the exercise price under an Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option; and SARs covered by a grant of SARs that is canceled shall count against the maximum, and, if the Fair Market Value of a Share on which the appreciation under a grant of SARs will be calculated is reduced, the transaction will be treated as a cancellation of the SARs and the grant of a new grant of SARs.

                   16. RESTRICTED STOCK AND PERFORMANCE SHARES

     16.1 Restricted Stock.

          The Committee may grant Benefits in Shares available under Section 3 of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan. Each certificate representing Shares of Restricted Stock shall bear a legend referring to the Plan and the risk of forfeiture of the Shares and stating that such Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant.

     16.2 Cost of Restricted Stock.

          Unless otherwise determined by the Committee, grants of Shares of Restricted Stock shall be made at a per Share cost to the Participant equal to par value.

     16.3 Non-Transferability.

          Shares of Restricted Stock shall not be transferable until after the removal of the legend with respect to such Shares.


     16.4 Performance Shares.

          Performance Shares are the right of an individual to whom a grant of such Shares is made to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms and conditions of such grant. The terms and conditions shall be determined by the Committee, in its sole discretion, but generally are expected to be based substantially upon the attainment of targeted profit and/or performance objectives.

     16.5 Grant.

          The Committee may grant an award of Performance Shares. The number of Performance Shares and the terms and conditions of the grant shall be set forth in the applicable Agreement.

                                 17. CASH AWARDS

     17.1 Grant.

          The Committee may grant Cash Awards at such times and (subject to Section 17.2) in such amounts as it deems appropriate.

     17.2 Rule 16b-3.

          The amount of any Cash Award in any Fiscal Year to any Participant who is subject to Section 16 of the Exchange Act shall not exceed the greater of $100,000 or 100% of his cash compensation (excluding any Cash Award under this Section 17) for such Fiscal Year.

     17.3 Restrictions.

          Cash Awards may be subject or not subject to conditions (such as an investment requirement), restricted or nonrestricted, vested or subject to forfeiture and may be payable currently or in the future or both.

                 18. OTHER STOCK BASED AWARDS AND OTHER BENEFITS

     18.1 Other Stock Based Awards.

          The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the grant of securities convertible into Shares.

     18.2 Other Benefits.

          The Committee shall have the right to provide types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan was established.

                          19. MISCELLANEOUS PROVISIONS

     19.1 Underscored References.

          The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

     19.2 Number and Gender.

          The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

     19.3 Unfunded Status of Plan.

          The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

     19.4 Termination of Employment.

          If the employment of a Participant by the Company terminates for any reason, except as otherwise provided in an Agreement, all unexercised, deferred, and unpaid Benefits may be exercisable or paid only in accordance with rules established by the Committee. These rules may provide, as the Committee may deem appropriate, for the expiration, forfeiture, continuation, or acceleration of the vesting of all or part of the Benefits.

     19.5 Designation of Beneficiary.

          A Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the Participant, an Option, or to receive, in such event, any Benefits. The Committee reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option or to receive any Benefit, the Committee may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

     19.6 Governing Law.

          This Plan shall be construed and administered in accordance with the laws of the State of Delaware.

     19.7 Purchase for Investment.

          The Committee may require each person purchasing Shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

     19.8 No Employment Contract.

          Neither the adoption of the Plan nor any Benefit granted hereunder shall confer upon any Employee any right to continued employment nor shall the Plan or any Benefit interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

     19.9 No Effect on Other Benefits.

          The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF

                        SYSCOMM INTERNATIONAL CORPORATION

     David A. Loppert, Garrett A. Sullivan or Anat Ebenstein are hereby appointed by the undersigned as proxies, each with power of substitution, to represent and vote the shares of stock of SysComm International Corporation (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on March 29, 2001 at 10:00 AM Eastern Time, at the DoubleTree Hotel-Palm Beach Gardens 4431 PGA Boulevard, Palm Beach Gardens, Florida 33410, and at any postponements or adjournments thereof (the "Meeting") as if the undersigned were present and voting at the Meeting.

1.   Ratification of Directors

     Note: Unless otherwise indicated, the shares represented by this proxy will be voted FOR ratification of each individual named below:

     APPOINTEES:

     Garrett A. Sullivan, David A. Loppert, Anat Ebenstein, Chares L. Doherty, Ashok Rametra, Scott Silverman and Donald H. Swift

     FOR all appointees (except as written on the line below)                [ ]

     WITHHOLD AUTHORITY TO VOTE for all appointees listed above              [ ]

     INSTRUCTIONS: To withhold authority to vote for any appointee write the appointees' names on the line below.)

     ---------------------------------------------------------------------------

2.   Approval of increase in number of authorized shares of stock.

     FOR  [ ]        AGAINST   [ ]         ABSTAIN   [ ]

3. Ratification of Albrecht, Viggiano, Zureck & Company, P.C., as independent auditors of the Company for the year ending September 30, 2001.

     FOR  [ ]        AGAINST   [ ]         ABSTAIN   [ ]

4.   Approval of the 2001 Flexible Stock Plan.

     FOR  [ ]        AGAINST   [ ]         ABSTAIN   [ ]

5. In their discretion, on any other business that may properly come before the Meeting.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SET FORTH ABOVE AND, WHERE NO DIRECTIONS ARE GIVEN, SUCH SHARES WILL BE VOTED FOR EACH PROPOSAL REFERRED TO ABOVE.

                                         Dated  _______________, 2001


                                         ---------------------------------------
                                         Signature

                                         ---------------------------------------
                                         Signature

Please sign, date and return this proxy in the enclosed envelope. Joint Owners should each sign this proxy. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title.

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